Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference of our report dated March 3, 2014, with respect to the consolidated financial statements of CENTRIA and subsidiaries included in this Current Report (Form 8-K), as of December 31, 2013 and 2012 and for the three years in the period ended December 31, 2013, in the following registration statements and related prospectuses:

NCI Building Systems, Inc. Form S-8	File No. 333-186467
NCI Building Systems, Inc. Form S-8	File No. 333-176737
NCI Building Systems, Inc. Form S-8	File No. 333-193057
NCI Building Systems, Inc. Form S-8	File No. 333-173417
NCI Building Systems, Inc. Form S-8	File No. 333-172822
NCI Building Systems, Inc. Form S-8	File No. 333-166279
NCI Building Systems, Inc. Form S-8	File No. 333-162568
NCI Building Systems, Inc. Form S-8	File No. 333-139983
NCI Building Systems, Inc. Form S-8	File No. 333-124266
NCI Building Systems, Inc. Form S-8	File No. 333-111142
NCI Building Systems, Inc. Form S-8	File No. 333-111139
NCI Building Systems, Inc. Form S-8	File No. 333-34899
NCI Building Systems, Inc. Form S-8	File No. 333-14957
NCI Building Systems, Inc. Form S-8	File No. 333-12921
NCI Building Systems, Inc. Form S-3	File No. 333-186466
NCI Building Systems, Inc. Form S-3	File No. 333-156448

/s/ Ernst & Young LLP
Pittsburgh, Pennsylvania
December 29, 2014